UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024 (August 14, 2024)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed, on September 1, 2023, Aclarion, Inc. (the “Company”, “we” and “us”) closed a financing for $862,500 of unsecured non-convertible notes due September 1, 2024.

Exchange Agreement

On August 14, 2024, the Company entered into an exchange agreement (the “Exchange Agreement”) with the note holders accredited investors to exchange approximately $930,000 of principal and accrued interest on the notes for 930 shares of newly issued Series B convertible preferred stock (“Series B Preferred Stock”) at a purchase price  of $1,000 per share of Series B Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at an initial conversion price (“Conversion Price”) of $0.234 per share of Common Stock.

Terms of the Series B Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designations provides that the Series B Preferred Stock ranks senior to the Common Stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock will not have voting rights.

Dividends

Holders of the Series B Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly.

The Company has the option to pay dividends on the Series B Preferred Stock in additional shares of Common Stock, provided that no equity conditions failure (as defined in the Certificate of Designations) then exists. If the Company elects to pay in the form of Common Stock, the number of dividend shares to be issued shall be calculated by using a “Dividend Conversion Price” equal to the lower of (i) the then applicable Series B Conversion Price as in effect on the applicable dividend date, or (ii) 90% of the lowest volume weighted average price of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the applicable dividend date.

The Company also has the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Preferred Stock.

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Conversion Rights; Anti-Dilution Adjustments

The stated value of each share of Series B Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Preferred Stock) will be convertible into Common Stock at an initial fixed Conversion Price of $0.234 per share of Common Stock. The Series B Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder. The Series B Preferred Stock may also be converted into shares of Common Stock at the option of the Company if the closing price of the Common Stock equals at least 300% of the Conversion Price for 20 consecutive trading days, provided that no equity conditions failure (as defined in the Certificate of Designations) then exists.

The Conversion Price of the Series B Preferred Stock is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s Common Stock or in the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”). Immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Limitations on Conversion

Exchange Cap Limitation. The holders will not be able to receive shares upon conversion of the Series B Preferred Stock, unless prior stockholder approval is obtained, if (i) the number of shares to be issued would exceed 20% of the Company’s outstanding number of shares at a discount to the applicable Nasdaq Minimum Price or (ii) the number of shares to be issued to any holder would result in in a Change of Control within the meaning of Nasdaq Rule 5635(b).

Beneficial Ownership Limitation. The Company shall not effect the conversion of any of the Series B Preferred Stock held by a holder, and such holder shall not have the right to convert any of the Series B Preferred Stock to the extent that after giving effect to such conversion or exercise, such holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion or exercise (which percentage is subject to increase to 9.99% or decrease, at the option of such holder, except that any raise will only be effective upon 61-days’ prior notice to us).

Defaults; Triggering Events; Alternate Conversion Price

The Certificate of Designations contains customary events of default, or “Triggering Events”, including, among others, (i) certain events of bankruptcy, insolvency or reorganization; (ii) failure to comply with the listing rules of Nasdaq; (iii) certain breaches of the transaction agreements related to this financing; and (iv) any of the shares of the Series B Preferred Stock remaining outstanding on or after August 14, 2026.

Upon the occurrence of a Triggering Event, (i) the dividend rate on the Series B Preferred Stock will increase to 18%, and (ii) the Conversion Price then in effect will be adjusted to an “Alternate Conversion Price” equal to the lowest of (i) the applicable Conversion Price as then in effect, and (ii) the greater of (x) the “Floor Price” of $0.0468 and (y) 80% of the lowest volume weighted average price of the Common Stock during the five (5) consecutive trading day period immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Redemption

At any time, the Company shall have the right to redeem all, but not less than all, of the Series B Preferred Shares then outstanding in cash at a price equal to at a 25% premium to the greater of (i) the applicable redemption amount and (ii) the equity value of the shares of our Common Stock underlying the Series B Preferred Shares included in the applicable redemption amount. The equity value of our Common Stock is calculated is calculated using the greatest closing sale price of our Common Stock during the period commencing on the date immediately preceding our notice of such redemption and ending the we make the entire payment required.

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Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any of shares of Common Stock, an amount per Series B Preferred Share equal to the greater of (A) 125% of the applicable liquidation value and (B) the amount per share such holder would receive if such holder converted such share of Series B Preferred Stock into Common Stock immediately prior to the date of such payment.

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The foregoing summaries of the Exchange Agreement and the Certificate of Designations do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 3(a)(9) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Series B Convertible Preferred Stock Certificate of Designations dated August 14, 2024

10.1	Form of Exchange Agreement dated August 14, 2024

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

August 14, 2024	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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